Exhibit 99.1

NEWS RELEASE

Contact:
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Steve Calk
FTI Consulting
212-850-5721
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA TO LAUNCH CREDIT CARD PROGRAM FOR VIKING CRUISES,
LEADING RIVER CRUISE LINE AND RECIPIENT OF NO. 1 OCEAN CRUISE LINE
DESIGNATION FROM TRAVEL + LEISURE 'WORLD'S BEST' AWARDS

•	Alliance Data's card services business selected to provide co-brand credit card and marketing services for world's most awarded cruise line
•	Credit card program to support Viking Cruise's double-digit growth while appealing to its affluent travelers
•	Credit program will leverage Alliance Data's proprietary data assets and deliver custom analytics and insights to drive top-line sales and increase bookings

PLANO, TX– Sept. 21, 2017 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio-based card services business, a premier provider of branded private label, co-brand and business credit programs, has signed a new long-term agreement to launch a credit card program and provide co-brand credit card services for Viking Cruises (www.vikingcruises.com). Headquartered in Los Angeles, Viking Cruises is the world's leading river cruise line and was voted the No. 1 ocean cruise line in Travel + Leisure magazine's 2016 "World's Best" awards. The company provides upscale, destination-centric cruising along the rivers and oceans of the Americas, Europe, Russia, Egypt, China and Southeast Asia, through a fleet of 61 vessels.

Torstein Hagen, founder, chairman and chief executive officer of Viking Cruises, said, "The Viking Cruises brand reflects a heritage of exclusive quality and unsurpassed customer service, and our new credit program with Alliance Data will encompass a customer-centric approach that creates a personalized experience for every traveler and delivers on our distinguished brand promise. We believe Alliance Data's credit marketing experience and robust insights and analytics will help us build and grow our base of loyal guests and drive sales by offering a high level of customer service and flexible credit options to our cruisers."

Alliance Data will create and implement a marketing-driven co-brand credit program to keep Viking Cruises top of mind with guests as they make everyday purchases, explore cultural and culinary adventures, and travel. The loyalty-driven program will encourage guest engagement with Viking Cruises both before and long after their cruise, while inspiring repeat bookings. Cardmembers will receive rewards for dollars spent using a tiered approach for purchases with Viking Cruises, high-frequency spend categories and through all other transactions.

Alliance Data's Analytics and Insights Institute will apply its powerful marketing and data toolset to provide data-driven insights and a 360-degree view of existing and potential guests. These insights will influence targeted marketing, communications and campaigns to increase visits back to Viking Cruises while positively impacting purchase frequency and brand advocacy. Viking Cruises will have access to Alliance Data's innovative mobile marketing solutions, including mobile card acquisition via phone and tablet and robust SMS marketing platforms.

"Viking Cruises is truly in a class by itself, and we could not be more proud to partner with this industry-leading, visionary company as we bring our loyalty and credit marketing expertise to the cruise line market," said Melisa Miller, president of Alliance Data's card services business. "We are like-minded in that we deliver the premier level of customer service that Viking Cruise travelers have come to expect. We are confident that our expertise and unique data and analytics capabilities will help Viking exceed its goals for increasing repeat guests while delivering a cardmember experience that is second to none."

About Viking Cruises
Viking Cruises, the leader in river and small ship ocean cruising, offers destination-focused itineraries designed for experienced travelers who have an interest in geography, culture and history. In its first year of operation, Viking Ocean Cruises was rated the #1 ocean cruise line in Travel + Leisure's 2016 "World's Best" Awards, which came on the heels of being rated the highest of all cruise lines in the 2015 "World's Best" Awards. Viking currently operates a fleet of 61 vessels, offering scenic cruising along the rivers and oceans of the Americas, Europe, Russia, Egypt, China, and Southeast Asia. By 2019, the company will operate six 930-guest ocean cruise ships and will sail itineraries in Scandinavia and the Baltic, the Western and Eastern Mediterranean, Asia, Australia, North America and the Caribbean. For additional information, contact Viking Cruises at 1-855-8-VIKING (1-855-884-5464) or visit www.vikingcruises.com.

About Alliance Data's card services business
Alliance Data's card services business is a leading provider of tailored marketing and loyalty solutions, delivered through branded credit programs that drive more profitable relationships between our brand partners and their cardmembers. We offer private label, co-brand, and business card products to many of the world's most recognizable brands across a multitude of channels.

We uphold our Know more. Sell more.® promise by leveraging unmatched customer insights, advanced analytics, and broad-reaching innovative capabilities. It's how we deliver increased sales to our partners, build enduring loyalty to their brands, and provide more value to our cardmembers. Alliance Data's card services business is a proud part of the Alliance Data enterprise. To learn more, visit www.knowmoresellmore.com or follow us on Twitter @Know_SellMore.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 17,000 associates at approximately 100 locations worldwide.

Alliance Data's card services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Investor information about Alliance Data's businesses may be found here.

Follow Alliance Data on Twitter, Facebook, LinkedIn and YouTube.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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